Exhibit 1.1

This document is a free translation. In case of discrepancy between the Swedish and the English version, the Swedish version shall prevail.

BOLAGSORDNING FÖR CALLIDITAS THERAPEUTICS AB

ARTICLES OF ASSOCIATION OF CALLIDITAS THERAPEUTICS AB

Org.nr 556659-9766

Reg. no. 556659-9766

Antagen på årsstämma den 27 maj 2021.

Adopted at the annual general meeting held on 27 May 2021.

1 §Företagsnamn / Business name

Bolagets företagsnamn är Calliditas Therapeutics AB. Bolaget är publikt (publ).

The business name of the company is Calliditas Therapeutics AB. The company is a public company (publ).

2 §Styrelsens säte / Registered office of the company

Styrelsen har sitt säte i Stockholm.

The registered office of the company is situated in Stockholm, Sweden.

3 §Verksamhet / Objects of the company

Bolaget ska, direkt eller genom dotterbolag, bedriva forskning och utveckling samt tillverkning och försäljning av läkemedel och medicintekniska produkter, äga och förvalta aktier och andra värdepapper samt annan lös och fast egendom, samt därmed förenlig verksamhet.

The company shall, directly or through subsidiaries, conduct research and development as well as the manufacture and sale of pharmaceuticals and medical devices, own and manage shares and other securities as well as other movable and immovable property, as well as business associated therewith.

4 §Aktiekapital och antal aktier / Share capital and number of shares

Aktiekapitalet ska utgöra lägst 710 000 kronor och högst 2 840 000 kronor. Antalet aktier ska vara lägst 17 750 000 stycken och högst 71 000 000 stycken.

The share capital shall be not less than SEK 710,000 and not more than SEK 2,840,000. The number of shares shall be not less than 17,750,000 and not more than 71,000,000.

5 §Styrelse / Board of directors

Styrelsen ska, till den del den utses av bolagsstämman, bestå av lägst tre (3) och högst tio (10) ledamöter.

The board of directors elected by the shareholders’ meeting shall comprise not less than three (3) and not more than ten (10) members.

6 §Revisorer / Auditors

Bolaget ska ha en till två (1–2) revisorer med högst två (2) revisorssuppleanter eller ett registrerat revisionsbolag.

The company shall have one or two (1–2) auditors and not more than two (2) alternate auditors or a registered accounting firm.

7 §Kallelse till bolagsstämma / Notice to attend shareholders’ meetings

Kallelse till bolagsstämma ska ske genom annonsering i Post- och Inrikes tidningar samt på bolagets webbplats, inom sådan tid som följer av aktiebolagslagen (2005:551). Att kallelse har skett ska annonseras i Svenska Dagbladet.

Notice of shareholders’ meetings shall be published in the Swedish Official Gazette and on the company’s website, within such time as set forth in the Swedish Companies Act (2005:551). It shall be announced in Svenska Dagbladet that a notice has been issued.

8 §Deltagande på bolagsstämma / Participation at shareholders’ meetings

Aktieägare som vill delta på bolagsstämma ska dels vara upptagen som aktieägare i sådan utskrift eller annan framställning av hela aktieboken som avses i 7 kap. 28 § tredje stycket aktiebolagslagen (2005:551), dels anmäla detta till bolaget senast den dag som anges i kallelsen till stämman. Sistnämnda dag får inte vara söndag, annan allmän helgdag, lördag, midsommarafton, julafton eller nyårsafton och inte infalla tidigare än femte vardagen före stämman. Aktieägaren får vid bolagsstämman medföra biträden (högst två), dock endast om aktieägaren anmält detta enligt föregående stycke.

Shareholders who wish to participate at a shareholders’ meeting shall be registered as shareholders on a transcript of the entire share register as stipulated in Chapter 7, Section 28, third paragraph of the Swedish Companies Act (2005:551) and shall also provide notification of their intention to attend the meeting no later than on the date stipulated in the notice convening the shareholders’ meeting. The latter mentioned day must not be a Sunday, any other public holiday, Saturday, Midsummer’s Eve, Christmas Eve or New Year’s Eve and must not be more than the fifth weekday prior to the meeting. If a shareholder wishes to be joined by proxy (not more than two proxies) at the shareholders’ meeting, the number of proxies must be stated in the notice of participation.

9 §Insamling av fullmakter och poströstning / Collection of power of attorneys and postal voting

Styrelsen får samla in fullmakter enligt det förfarande som anges i 7 kap. 4 § 2 st. aktiebolagslagen (2005:551).

Styrelsen får inför en bolagsstämma besluta att aktieägarna ska kunna utöva sin rösträtt per post före bolagsstämman.

The board of directors may collect powers of attorney in accordance with the procedure described in Chapter 7, Section 4, second paragraph of the Swedish Companies Act (2005:551).

The board of directors has the right before a shareholders’ meeting to decide that shareholders shall be able to exercise their right to vote by post before the shareholders’ meeting.

10 §Ärenden på årsstämman / Matters at annual shareholders’ meetings

Årsstämma hålls årligen inom sex månader efter räkenskapsårets utgång.

The annual shareholders’ meeting is held each year within six months of the end of the financial year.

På årsstämma ska följande ärenden behandlas:

The following matters shall be addressed at annual shareholders’ meetings:

1.	Val av ordförande vid stämman,

Election of a chairman of the meeting;

2.	Upprättande och godkännande av röstlängd,

Preparation and approval of the voting register;

3.	Godkännande av dagordning,

Approval of the agenda;

4.	Val av en eller två justeringspersoner,

Election of one or two persons to attest the minutes;

5.	Prövning av om stämman blivit behörigen sammankallad,

Determination of whether the meeting was duly convened;

6.	Föredragning av framlagd årsredovisning och revisionsberättelse samt, i förekommande fall, koncernredovisning och koncernrevisionsberättelse,

Presentation of the annual report and auditor’s report and, where applicable, the consolidated financial statements and auditor’s report for the group;

7.	Beslut om

Resolutions regarding

(a)	fastställande av resultaträkning och balansräkning, samt, i förekommande fall, koncernresultaträkning och koncernbalansräkning,

adoption of the income statement and balance sheet and, where applicable, the consolidated income statement and consolidated balance sheet;

(b)	dispositioner beträffande vinst eller förlust enligt den fastställda balansräkningen,

allocation of the company’s profit or loss according to the adopted balance sheet;

(c)	ansvarsfrihet åt styrelseledamöter och verkställande direktör,

discharge from liability for board members and the managing director;

8.	Fastställande av styrelse- och revisorsarvoden,

Determination of fees for the board of directors and the auditors;

9.	Val av styrelse och revisionsbolag eller revisorer,

Election of the board of directors and accounting firm or auditors;

10.	Annat ärende, som ankommer på stämman enligt aktiebolagslagen eller bolagsordningen.

Any other business incumbent on the meeting according to the Companies Act or the articles of association.

11 §Räkenskapsår / Financial year

Bolagets räkenskapsår ska vara kalenderår.

The company’s financial year shall be the calendar year.

12 §Avstämningsbolag / Euroclear company

Bolagets aktier ska vara registrerade i ett avstämningsregister enligt lagen (1998:1479) om värdepapperscentraler och kontoföring av finansiella instrument.

The company’s shares shall be registered in a securities register in accordance with the Swedish Securities Register and Financial Instruments Accounts Act (1998:1479).

13 §Forum i USA / US forum

Utan inskränkning av svenska forumbestämmelser och utan tillämpning av 7 kap. 54 § aktiebolagslagen (2005:551) ska United States District Court for the Southern District of New York utgöra exklusivt forum för hantering av krav som har inlämnats i USA baserat på US Securities Act från 1933 i dess vid var tid gällande lydelse, såvida inte bolaget skriftligen samtycker till val av ett alternativt forum.

Without any infringement on Swedish forum provisions and without applying Chapter 7, Section 54 of the Swedish Companies Act (2005:551), the United States District Court for the Southern District of New York shall be the sole and exclusive forum for resolving any complaint filed in the United States asserting a cause of action arising under the U.S. Securities Act of 1933, as amended, unless the Company consents in writing to the selection of an alternative forum.